UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 27, 2019

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24939
(Commission File Number)

95-4703316
(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2019, the Board of Directors of East West Bancorp, Inc. (the “Company”) appointed Archana Deskus as a director of the Company. Ms. Deskus was also appointed to the Board of Directors of the Company's wholly-owned subsidiary, East West Bank. The appointment is effective immediately. Ms. Deskus will be a member of the Risk Oversight Committee of both the Company and East West Bank. With this appointment, the Company will have nine directors, eight of whom are independent, including Ms. Deskus. Ms. Deskus will receive cash and equity compensation in accordance with the Company’s non-employee director compensation program described in the Company’s 2019 Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 18, 2019, the amount of which will be prorated from the date of her appointment.

There are no arrangements or understandings between Ms. Deskus and any other person pursuant to which Ms. Deskus was selected as a director, and there are no transactions in which the Company is a party and in which Ms. Deskus has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release (the “Press Release”) announcing the appointment of Ms. Deskus to the Board of Directors of the Company and East West Bank is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 27, 2019, issued by East West Bancorp, Inc.
104	Cover Page Interactive Data (formatted as Inline XBRL). Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: October 27, 2019	By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq.
Executive Vice President and General Counsel

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